As filed with the Securities and Exchange Commission on April 4, 2008
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

THE FINISH LINE, INC.
(Exact Name of Registrant as Specified in its Charter)

Indiana
(State or Other Jurisdiction of Incorporation or Organization)

35-1537210
(I.R.S. Employer Identification Number)

3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
(317) 899-1022
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
________________

Mr. Alan H. Cohen
Chairman of the Board and Chief Executive Officer
The Finish Line, Inc.
3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
(317) 899-1022
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

COPIES TO:
Tracy T. Larsen, Esq.
Barnes & Thornburg LLP
300 Ottawa Avenue, N.W.
Suite 500
Grand Rapids, Michigan 49503
(616) 742-3930
________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plan, please check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐          Accelerated filer  ☒          Non-accelerated filer  ☐          Smaller reporting company  ☐

_________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Class A Common Stock, par value $0.01 per share	6,518,971	$4.84	$31,551,820	$1,239.99
_____________________
(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such additional number of shares of common stock that may become issuable as a result of any stock splits, stock dividends or other similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Section 6(b) and Rule 457(c) under the Securities Act of 1933, based upon the price per share of $4.84, which was the average of the high and low sales price per share of our common stock as reported on the NASDAQ Global Select Market on March 31, 2008, which date is within five business days of the date of this filing.

________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholder may not sell any of the securities being registered until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated April 4, 2008

PRELIMINARY PROSPECTUS

THE FINISH LINE, INC.

6,518,971 Shares of Class A Common Stock

This prospectus relates to the distribution and/or resale of 6,518,971 shares of our Class A Common Stock, par value $0.01 per share, by the selling shareholder named in this prospectus or its successors in interest. See “About This Prospectus” on page 4 of this prospectus, and “Selling Shareholder” on page 9 of this prospectus.

The selling shareholder has agreed to distribute the shares to its shareholders as a dividend as soon as reasonably practicable following the registration of the shares.  No fractional shares will be distributed to the shareholders.  Instead, fractional shares that shareholders otherwise would be entitled to receive will be aggregated and sold by the selling shareholder, which will distribute the aggregate net cash proceeds of these sales ratably to such shareholders.  The selling shareholder’s sale of the fractional shares may be effected directly to purchasers or through one or more underwriters, brokers, dealers or agents from time to time in one or more public or private transactions, at prevailing market prices, at prices related to prevailing market prices, at varying prices, or at negotiated or fixed prices. We will not receive any proceeds from the distribution and/or resale of the shares. All expenses of registration incurred in connection with this offering are being borne by us, but all distribution and other expenses incurred by the selling shareholder will be borne by the selling shareholder. See “Plan of Distribution” on page 9 of this prospectus.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FINL”. On April 3, 2008 the closing price for our common stock was $5.84 per share.

Investing in these shares involves risks.  See “Risk Factors” beginning on page 6 of this prospectus for a discussion of certain matters that you should consider before investing in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________________, 2008.

TABLE OF CONTENTS

About this Prospectus	4
Forward-Looking Statements	4
The Company	5
Risk Factors	6
Use of Proceeds	9
Selling Shareholder	9
Plan of Distribution	9
Legal Matters	10
Experts	10
Where You Can Find More Information	10
Incorporation of Information We File with the Securities and Exchange Commission	11

In this prospectus, unless otherwise indicated, the terms “we,” “us,” “our” and the “Company” refer to The Finish Line, Inc. and, where appropriate, our subsidiary companies.

ABOUT THIS PROSPECTUS

On March 3, 2008, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with UBS Loan Finance LLC and UBS Securities LLC (collectively, “UBS”) and Genesco Inc. (“Genesco”) relating to the actions filed by UBS in the United States District Court for the Southern District of New York and filed by Genesco in the Chancery Court for the State of Tennessee (collectively, the “Litigation”). The parties have agreed to settle the Litigation and to terminate the Agreement and Plan of Merger, dated June 17, 2007, among the Company, Headwind Inc. and Genesco, and the related debt commitment letter, dated June 17, 2007, as amended, and related agreements, between UBS and the Company.  As consideration for these agreements, the Company and UBS agreed to make a cash payment to Genesco in the amount of $175 million, and the Company also agreed to issue to Genesco 6,518,971 shares of its Class A Common Stock.  On March 7, 2008, the Company issued the shares to Genesco.  The Company has agreed to use its reasonable best efforts to register the shares issued to Genesco.  Pursuant to that agreement, the Company has filed with the Securities and Exchange Commission a registration statement of which this prospectus is a part. Genesco has agreed to distribute the shares to its shareholders as a dividend as soon as reasonably practicable following the effectiveness of the registration statement.

You should read this prospectus with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Information We File with the Securities and Exchange Commission.”  You may rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information.  No offer to sell or solicitation of an offer to buy our common stock is made in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, and the information contained in documents incorporated by reference in this prospectus is accurate only as of the date of those documents, regardless of the time of delivery of this prospectus or of any sale of our common stock.

FORWARD-LOOKING STATEMENTS

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (“Reform Act of 1995”). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in this prospectus and in the Company’s other filings with the Securities and Exchange Commission are forward-looking statements. When used herein or therein, the words “believe,” “anticipate,” “endeavor,” “estimate,” “expect,” “objective,” “projection,” “forecast,” “goal” and similar expressions are intended to identify forward-looking statements.  Factors that could cause actual results to differ materially from those identified in the forward-looking statements include the following, among others: changing consumer preferences; the Company’s inability to successfully market its footwear, apparel, accessories and other merchandise; price, product and other competition from other retailers (including Internet and direct manufacturer sales); the unavailability of products; the inability to locate and obtain favorable lease terms for the Company’s stores; the loss of key employees, general economic conditions and adverse factors impacting the retail athletic industry; management of growth; uncertainties relating to the closing of the actions contemplated by, and the satisfaction of the conditions of, the Settlement Agreement; and the other risks detailed in the Company’s Securities and Exchange Commission filings.

These and other matters are difficult to predict and many are beyond our control, including those we discuss in this prospectus and our filings with the Securities and Exchange Commission. Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. We undertake no obligation to publicly update or revise these statements in the future, whether as a result of changes in actual results, changes in assumptions or other factors affecting such statements.

THE COMPANY

We are one of the largest mall-based specialty retailers in the United States.  We operate under the Finish Line and Man Alive brand names.  Finish Line is one of the largest mall-based specialty retailers of brand name athletic, lifestyle and outdoor footwear, and softgoods in the United States. Man Alive is one of the nation’s leading street fashion retailers offering men’s and women’s name brand fashions from the industry’s leading designers.

Our principal executive offices are located at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, and our telephone number is (317) 899-1022.

RISK FACTORS

An investment in our common stock involves certain risks.  You should consider carefully the following information about these risks, together with the other information included in this prospectus, before investing in our common stock. If any of the risks, or other risks not known to us or that we believe are immaterial, actually occur, our business, results of operations and financial condition likely would suffer. In these circumstances, the market price of our common stock could decline, and your may lose all or part of your investment.

Our operations may be adversely affected by general economic conditions.

General economic factors that are beyond our control impact our forecasts and actual performance. These factors include interest rates; recession; inflation; deflation; consumer credit availability; consumer debt levels; energy costs; tax rates and policy; unemployment trends; the threat or possibility of war, terrorism or other global or national unrest; political or financial instability; and other matters that influence consumer confidence and spending. Increasing volatility in financial markets may cause these factors to change with a greater degree of frequency and magnitude. Changes in the economic climate could adversely affect our performance.

Our business faces a great deal of competitive pressure.

The retail business is highly competitive. We compete for customers, associates, locations, merchandise, services and other important aspects of our business with many other local, regional and national retailers. Those competitors, some of whom have a greater market presence than us, include traditional store-based retailers, Internet and catalog businesses and other forms of retail commerce. Unanticipated changes in the pricing and other practices of those competitors may adversely affect our performance.

Our business is dependent on consumer preferences and fashion trends.

The athletic footwear and softgood industry is subject to changing fashion trends and customer preferences. We cannot guarantee that our merchandise selection will accurately reflect customer preferences when it is offered for sale or that we will be able to identify and respond quickly to fashion changes, particularly given the long lead times for ordering much of our merchandise from vendors. For example, we order athletic footwear four to six months prior to delivery to stores. If we fail to anticipate accurately either the market for the merchandise in the stores or customers’ purchasing habits, we may be forced to rely on markdowns or promotional sales to dispose of excess, slow moving inventory, which may adversely affect our performance.

Various risks associated with catalog and Internet sales may adversely affect our business.

We sell merchandise over the Internet through our websites, www.finishline.com and www.manalive.com. Although our catalog and Internet operations encompass only a minor portion of our total sales, we anticipate that the percentage will continue to grow and thus the risks associated with these operations could have an impact on our overall operations. Our catalog and Internet operations are subject to numerous risks, including unanticipated operating problems, reliance on third party computer hardware and software providers, system failures and the need to invest in additional computer systems. Our catalog and Internet operations also involve other risks that could have an impact on our results of operations including hiring, retention and training of personnel to conduct our catalog and Internet operations, diversion of sales from our stores, rapid technological change, liability for online content, credit card fraud, risks related to the failure of the computer systems that operate the website and its related support systems, including computer viruses, telecommunication failures and electronic break-ins and similar disruptions. There can be no assurance that our catalog and Internet operations will continue to achieve sales and profitability growth or even remain at their current level.

Our operations are dependent on a single distribution center, and the loss of, or disruption in, our distribution center and other factors affecting the distribution of merchandise, could have a material adverse effect on our business and operations.

The distribution functions for all of our Finish Line and Man Alive stores and for their respective catalog and Internet sales are handled from a single facility in Indianapolis, Indiana. Any significant interruption in the operation of the distribution facility due to natural disasters, accidents, system failures or other unforeseen causes could delay or impair our ability to distribute merchandise to our stores and/or fulfill catalog and Internet orders, which could cause sales to decline.

We depend upon third party carriers for shipment of a significant amount of merchandise.  An interruption in service by these third party carriers for any reason could cause temporary disruptions in our business, a loss of sales and profits, and other material adverse effects.

Our freight cost is impacted by changes in fuel prices through surcharges.  Fuel prices and surcharges affect freight costs both on inbound freight from our distribution centers to our stores and wholesale customers.  Increases in fuel prices and surcharges and other factors have increased and may continue to increase freight costs.

We may experience fluctuations in our results of operations due to seasonality of our business.

Our business is subject to seasonal influences, with a major portion of sales and income historically realized during the second and fourth quarter of the fiscal year, which includes the back-to-school and holiday seasons, respectively. This seasonality causes our operating results to vary considerably from quarter to quarter and could materially and adversely affect the market price of our securities.

Our business may be adversely affected by changes in our merchandise sourcing.

All of our vendors must comply with applicable laws and our required standards of conduct. Our ability to find qualified vendors and access products in a timely and efficient manner can be a challenge, especially with respect to goods sourced outside the United States. Political or financial instability, trade restrictions, tariffs, currency exchange rates, transport capacity and costs and other factors relating to foreign trade, and the ability to access suitable merchandise on acceptable terms are beyond our control and could adversely impact our performance.

Changes in labor conditions as well as our inability to attract and retain the talent required for our business, may negatively affect our operating results.

Future performance will depend upon our ability to attract, retain and motivate qualified employees, including store personnel and field management, to keep pace with our expansion schedule.  Many of those associates are in entry level or part time positions with historically high rates of turnover.  Our ability to meet our labor needs while controlling costs is subject to external factors such as unemployment levels, prevailing wage rates, minimum wage legislation and changing demographics.  If we are unable to attract and retain quality associates, our ability to meet our growth goals or to sustain expected levels of profitability may be compromised.  In addition, a large number of our retail employees are paid the prevailing minimum wage, which if increased would negatively affect our profitability and could, if the increase were material enough, require us to adjust our business strategy, which may include the closure of our less profitable stores.  Minimum wages were increased in January 2008 by federal mandate and are scheduled to increase again in January 2009.

Our inability to implement our new store growth strategy may have an adverse impact on our future results.

Our plan to continue to increase the number of stores will depend in part upon the availability of new store sites on acceptable terms. Increases in real estate, construction and development costs could limit our growth opportunities and affect our return on investment. There can be no assurance that such sites will be available to us for lease, or that they will be available on terms acceptable to us. If we are unable to grow our retail business, our financial performance could be adversely affected.

Our inability to implement our strategic development of new concepts may have an adverse impact on our future results.

During fiscal 2007, we launched a new concept, Paiva, for which the product offering was focused on upscale, active women who seek a blend of fitness and fashion apparel, footwear and accessories.  During fiscal 2007, we opened 13 Paiva stores and we opened two additional Paiva stores in March 2007.  However, after determining that the Paiva concept had not demonstrated the potential necessary to deliver an acceptable long-term return on investment, we closed all 15 Paiva stores during the third quarter of fiscal 2008.

Our inability to successfully integrate acquired businesses may negatively affect our operations.

As part of our growth strategy, we acquired Man Alive on January 29, 2005. We completed the integration of Man Alive during fiscal 2007 including moving all Man Alive corporate personnel and distribution activities to our corporate office and distribution center. The integration of Man Alive and any future acquisitions may not be successful or generate anticipated sales increases. When we acquire businesses, we believe those businesses can enhance our business opportunities and growth prospects. All acquisitions involve risks that can adversely affect our business and operating results. These risks include:

•	distracting management from our business operations;
•	losing key personnel and other employees;
•	costs, delays and inefficiencies associated with integrating acquired operations and personnel;
•	the impairment of acquired assets and goodwill; and
•	acquiring the contingent and other liabilities of the businesses acquired.

In addition, acquired businesses may not provide us with increased business opportunities, or result in the growth that we anticipate. Furthermore, integrating acquired operations is a complex, time-consuming, and expensive process. Combining acquired operations may result in lower overall operating margins, greater stock price volatility, and quarterly earnings fluctuations. Cultural incompatibilities, career uncertainties, and other factors associated with such acquisitions may also result in the loss of employees.

Failure to acquire and successfully integrate complementary practices, or failure to achieve the business synergies or other anticipated benefits, can adversely affect our business and results of operations.

Our business may be adversely affected by regulatory and litigation developments.

Various aspects of our operations are subject to federal, state or local laws, rules and regulations, any of which may change from time to time. Additionally, we are regularly involved in various litigation matters that arise in the ordinary course of our business. Litigation or regulatory developments could adversely affect our business operations and financial performance.

A major failure of our information systems could adversely affect our business.

The efficient operation of our business is dependent on our information systems. In particular, we rely on our information systems to effectively manage sales, distribution, merchandise planning and allocation functions. We possess offsite recovery capabilities for our information systems. The failure of our information systems to perform as designed could disrupt our business and adversely affect sales and profitability.

Unauthorized disclosure of sensitive or confidential customer information, whether through a breach of our computer system or otherwise, could severely harm our business.

As part of our normal course of business, we collect, process and retain sensitive and confidential customer information. Despite the security measures that we have in place, our facilities and systems, and those of our third party service providers, may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information, whether by us or our third party service providers, could severely damage our reputation, expose us to the risks of litigation and liability, disrupt our operations and harm our business.

Because our stock price may be volatile, our stock price could experience substantial declines.

The market price of our common stock has historically experienced and may continue to experience volatility. Our quarterly operating results, changes in general conditions in the economy or the financial markets, and other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies, often for reasons unrelated to their operating performance, and may adversely affect the price of our common stock.

Anti-takeover provisions under the Indiana Business Corporation Law and our Restated Articles of Incorporation and Bylaws may render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder, making more difficult the removal of our management.

                Certain provisions of the Indiana Business Corporation Law (the “IBCL”), specifically the constituent interests provision in Section 23-1-35-1 of the IBCL and the control share acquisitions provisions in Sections 23-1-42-1 to 23-1-42-11 of the IBCL, and certain provisions of our Restated Articles of Incorporation and Bylaws, specifically the provisions creating high vote common stock (the Class B Common Stock), the provisions regarding preferred stock, the provisions requiring a supermajority vote for certain business combinations and for certain amendments to our Restated Articles of Incorporation, the provisions requiring approval of certain transactions by the continuing directors, the provisions for a staggered board and the provisions limiting removal of directors to removal for cause, may have the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company.  These provisions may make mergers, tender offers, the removal of management, and certain other transactions more difficult or more costly and could discourage or limit shareholder participation in such types of transactions, whether or not such transactions are favored by the majority of the shareholders. The provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock. Further, the existence of these anti-takeover measures may cause potential bidders to look elsewhere, rather than initiating acquisition discussions with us.  Any of these factors could reduce the price of our common stock.

Other factors may negatively affect our business.

The foregoing list of risk factors is not exclusive. Other factors and unanticipated events could adversely affect the Company. You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus before making an investment decision. For more information, see “Where You Can Find More Information” and “Incorporation of Information We File with the Securities and Exchange Commission” in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the distribution and/or resale of shares offered by this prospectus.  See “Selling Shareholder” and “Plan of Distribution” in this prospectus.

SELLING SHAREHOLDER

We are registering the shares of our Class A Common Stock covered by this prospectus for distribution and/or resale by Genesco, which acquired the shares pursuant to the Settlement Agreement.  Except as discussed in this prospectus under the section entitled “About this Prospectus,” Genesco has not had any position, office or other material relationship with us or our predecessors or affiliates within the past three years.

The following table sets forth information with respect to ownership of the shares by Genesco as of the date of this prospectus, the number of shares owned by Genesco that may be offered by this prospectus, and the number of shares owned by Genesco assuming the distribution and/or resale of all shares offered hereby:

	Shares Beneficially Owned Before Offering			Shares Beneficially Owned After Offering
Name	Number	Percent of Class	Number of Shares being Offered	Number	Percent of Class

Genesco Inc.	6,518,971	13.1%	6,518,971	0	0.0%

PLAN OF DISTRIBUTION

The shares offered by this prospectus were issued to Genesco pursuant to the Settlement Agreement.  In that agreement, we agreed to register the shares, and Genesco agreed after such registration to use its reasonable best efforts to distribute the shares to its own common shareholders as a dividend for no consideration. Genesco shareholders whose shares of Genesco common stock are restricted pursuant to the terms of Genesco’s stock incentive plans will be required to hold shares of our common stock received in respect of such restricted shares as a dividend subject to the restrictions set forth in the applicable restricted stock award agreements between such shareholders and Genesco and the applicable incentive plans.

No fractional shares will be distributed to the Genesco shareholders.  Instead, fractional shares that shareholders otherwise would be entitled to receive will be aggregated and sold by Genesco, which will distribute the aggregate net cash proceeds of these sales ratably to such shareholders. Genesco’s sale of the fractional shares may be effected by Genesco, or by any donee, pledgee, transferee, assignee or successors-in-interest of Genesco, directly to purchasers or through one or more brokers, dealers or agents from time to time in one or more public or private transactions by any legally available means, including:

•	block trades;
•	on the NASDAQ Global Select Market or in the over-the-counter market;
•	otherwise than on the NASDAQ Global Select Market or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	privately negotiated transactions;
•	in options transactions;
•	through a combination of these methods of sale; or
•	any other method permitted pursuant to applicable law.

Any of these transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices or at negotiated or fixed prices.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholder and/or purchasers of the shares offered hereby (and, if it acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the NASDAQ Global Select Market or over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates.

We will make copies of this prospectus available to the selling shareholder and have informed it of the potential need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

We have agreed with the selling shareholder to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.

The selling shareholder and any broker, dealer or agent that assists in the sale of shares may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act of 1933. Accordingly, to the extent that the selling shareholder and any such broker, dealer or agent are deemed to be underwriters, any profit on the sale of the shares by them and any discounts, concessions or commissions received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

We will pay all costs, expenses and fees incident to the registration of the shares offered by this prospectus.  The selling shareholder is responsible for any costs, expenses and fees related to its distribution and/or resale of the shares, including brokerage commissions and fees of brokers, dealers and agents.

LEGAL MATTERS

Our counsel Barnes & Thornburg LLP, Indianapolis, Indiana, has passed upon the validity of the shares of common stock offered by this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 3, 2007, and the effectiveness of our internal control over financial reporting as of March 3, 2007 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of March 3, 2007 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, with the Securities and Exchange Commission with respect to the shares described in this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, parts of which are omitted as permitted by the rules and regulations of the Securities and Exchange Commission.  Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete.  For further information pertaining to us and our common stock, we refer you to our registration statement and the exhibits thereto.  In addition, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. You may read and copy the registration statement and any other document we file at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our filings with the Securities and Exchange Commission are also available to the public on the Commission’s website at “http://www.sec.gov.” In addition, because our stock is listed for trading on the

NASDAQ Global Select Market, you can read and copy reports and other information concerning us at the offices of the NASDAQ Stock Market located at One Liberty Plaza, 165 Broadway, New York, New York 10006.

The Company also makes available free of charge through its Finish Line Internet website (www.finishline.com) the Company’s Annual Report on Form 10-K, Quarterly reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the Securities and Exchange Commission.

INCORPORATION OF INFORMATION
WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus certain information we file with the Securities and Exchange Commission. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is contained or otherwise incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the Securities and Exchange Commission and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (i) between the date of this preliminary prospectus and prior to the effectiveness of the registration statement that registers the securities we are offering and (ii) after the effectiveness of the registration statement of which this prospectus is a part until the termination of the offering being made by this prospectus.

•	Our Annual Report on Form 10-K for the year ended March 3, 2007;

•	Our Quarterly Reports on Form 10-Q for the quarters ended June 2, 2007, September 1, 2007, and December 1, 2007;

•
The Current Reports on Form 8-K that we filed with the Securities and Exchange Commission on the following dates in 2007: June 7, 18, 19 and 28, July 16, 20 and 23, August 14, 27 and 31, September 6, 10, 17, 19, 25 and 27, October 1, 12 and 15, November 13, 15, 16 and 29, and December 4, 6 and 28;

•	The Current Reports on Form 8-K that we filed with the Securities and Exchange Commission on the following dates in 2008: January 3, and March 3, 4, 6, 13 and 28; and

•
The description of our Class A Common Stock contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2004, together with any amendment or report filed with the Commission for the purpose of updating such description.

You may obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in that information, by telephone or written request from us at the following phone number and address:

Investor Relations
The Finish Line, Inc.
3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
(317) 899-1022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The aggregate estimated expenses in connection with the offering pursuant to this registration statement are currently anticipated to be as follows (all amounts except for the Securities and Exchange Commission filing fee are estimated):

Registration fee	$1,239.99
Legal fees and expenses	60,000	*
Printing fees and expenses	3,000	*
Accounting fees and expenses	10,000	*
Transfer agent fees and expenses	3,000	*
Miscellaneous	1,000

Total	$78,239.99

* Estimated.

Item 15.   Indemnification of Directors and Officers.

Article 10 of the Company’s Restated Articles of Incorporation and Article 9 of its Bylaws provide for (i) mandatory indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or by reason of any action alleged to have been taken or omitted in such capacity and (ii) permissive indemnification of any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Company. Indemnification under the Restated Articles of Incorporation and Bylaws will not be required or permitted where a determination is made by the Board of Directors that indemnification of the director, officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in the Restated Articles of Incorporation and Bylaws. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding if: (i) the Company receives a written affirmation of the director’s or officer’s good faith belief that the director or officer has met the standard of care described in the Restated Articles of Incorporation and Bylaws; (ii) the Company receives an unconditional written undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company as authorized in the Restated Articles of Incorporation and Bylaws; and (iii) a determination is made that the facts known to those making the determination would not preclude indemnification under this provision. The expenses incurred by other employees and agents may be paid in advance upon such terms and conditions as the Board of Directors deems appropriate.

Chapter 37 of the Indiana Business Corporation Law authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with the defense of proceedings in which they are made parties, or threatened to be made parties, by reason of such relationship to the corporation, except where they are adjudged liable for specific types of negligence or misconduct in the performance of their duties to the corporation. Chapter 37 also requires every Indiana corporation to indemnify any of its directors and, unless such corporation’s articles of incorporation provide otherwise, any of its officers who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred by such director or officer in connection with such proceeding.

The Company has entered into, and the shareholders of the Company ratified, separate but identical indemnity agreements (the “Indemnity Agreements”) with each director of the Company and certain officers of the Company (the “Indemnitees”). Pursuant to the terms and conditions of the Indemnity Agreements, the Company has agreed to indemnify each Indemnitee against any amounts which he becomes legally obligated to pay in connection with any claim against him arising out of or in connection with any event or occurrence related to Indemnitee’s service or capacity as a director or officer of the Company, or his or her service at the request of the Company as a director, officer, manager, member, trustee, agent or fiduciary of certain other entities, provided that such claim is not for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law.

The Indemnity Agreements provide that so long as no appropriate reviewing party has determined that the expenses sought to be advanced arise out of, or were based upon a claim in which the Indemnitee failed to meet the standard of conduct, an Indemnitee is entitled to advancement of expenses under the Indemnity Agreement if the Indemnitee submits a:

•	written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct; and

•	an unconditional written statement undertaking to repay the amount to the Company if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

The Company has purchased a policy of directors’ and officers’ liability insurance that insures directors and officers of the Company against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Item 16.   Exhibits.

Number	Description

10.1	Settlement Agreement (Incorporated by reference to Exhibit 10.1 to The Finish Line, Inc.’s Current Report on Form 8-K filed on March 4, 2008)
5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Accounting Firm
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page hereto)

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a  20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,  if the registrant is relying on Rule 430B:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on April 4, 2008.

THE FINISH LINE, INC.

By:	/s/ Kevin S. Wampler
Kevin S. Wampler Executive Vice President-Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of The Finish Line, Inc. hereby constitutes and appoints each of Alan H. Cohen and Kevin S. Wampler his or her attorney-in-fact and agent, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(1) Principal Executive Officer

/s/ Alan H. Cohen	Chairman of the Board and Chief Executive Officer	April 4, 2008
Alan H. Cohen

(2) Principal Financial and Accounting Officer

/s/ Kevin S. Wampler	Executive Vice President-Chief Financial Officer and Assistant Secretary	April 4, 2008
Kevin S. Wampler

(3)  A Majority of the Board of Directors

/s/ Alan H. Cohen	Chairman of the Board and Chief Executive Officer and Director	April 4, 2008
Alan H. Cohen

/s/ David I. Klapper	Senior Executive Vice President and Director	April 4, 2008
David I. Klapper

/s/ Larry J. Sablosky	Senior Executive Vice President and Director	April 4, 2008
Larry J. Sablosky

/s/ Jeffrey H. Smulyan	Director	April 4, 2008
Jeffrey H. Smulyan

/s/ Stephen Goldsmith	Director	April 4, 2008
Stephen Goldsmith

/s/ Bill Kirkendall	Director	April 4, 2008
Bill Kirkendall

/s/ William Carmichael	Director	April 4, 2008
William Carmichael

/s/ Catherine Langham	Director	April 4, 2008
Catherine Langham

EXHIBIT INDEX

Number	Description

10.1	Settlement Agreement (Incorporated by reference to Exhibit 10.1 to The Finish Line, Inc.’s Current Report on Form 8-K filed on March 4, 2008)
5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Accounting Firm
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page hereto)